UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)
British Columbia	98-0459178
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Unit 1 – 15782 Marine Drive, White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-145141 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, no par value (the “Common Stock”), of Midway Gold Corp., a British Columbia corporation (the “Registrant”). The description of the Common Stock set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-145141) originally filed with the Securities and Exchange Commission on August 8, 2007 and as subsequently amended (the “Registration Statement”), together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

Item 2. Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Registrant’s Registration Statement and are hereby incorporated herein by reference:

3.2	Articles (Incorporated by reference into Exhibit No. 3.2 to the Registration Statement)
4.1	Form of Stock Certificate (Incorporated by reference into Exhibit No. 4.1 to the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

        Date: December 21, 2007

(Registrant)
MIDWAY GOLD CORP.

By /s/ Doris Meyer
Doris Meyer,
Chief Financial Officer and Corporate Secretary